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                                                                   EXHIBIT 10.19



             AMENDMENT NO.1 TO THE AMENDED AND RESTATED ELECTRONIC
                  SOFTWARE RESELLER/WEB SITE SERVICES AGREEMENT



This Amendment (this "Amendment") to the Amended and Restated Electronic Software Reseller/Web Site Services Agreement dated as of May 17, 1999 (the "Agreement") is made and entered into as of June 30, 2000, by and between Beyond.com Corporation, a Delaware corporation, formerly known as Software.net Corporation, located at 1195 West Fremont Avenue, Sunnyvale, California 94087 ("Reseller") and McAfee.com Corporation, a Delaware corporation, located at 2805 Bowers Avenue, Santa Clara, California 95051 ("Vendor").

                                    RECITALS

        WHEREAS, Network Associates, Inc. ("NAI"), a Delaware Corporation and the majority stockholder of Vendor, and Reseller entered into that certain Web Site Services Agreement dated as of September 21, 1998 that was amended and restated by the Agreement;

        WHEREAS, NAI and Reseller entered into that certain Co-Hosting Agreement dated September 21, 1998 (the "Co-Hosting Agreement");

        WHEREAS, NAI assigned each of the Co-Hosting Agreement and the NAI Amended and Restated Electronic Software Reseller/Web Site Services Agreement to Vendor in connection with its spin-off of Vendor;

        WHEREAS, Vendor and Reseller agreed to terminate the Co-Hosting Agreement in April 2000;

        WHEREAS, Vendor and Reseller wish to extend the term and otherwise amend the Agreement as follows.

        NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.      DEFINITIONS

        Unless otherwise set forth herein, all capitalized terms shall have the meanings given them in the Agreement.

2.      VENDOR OBLIGATIONS.

(a)     Section 2(d) is hereby deleted in its entirety.

(b)     Section 2(e) is hereby deleted in its entirety.

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3.      RESELLER OBLIGATIONS

(a)     A new Section 3(f) is hereby added to read as follows:

        "FOREIGN SITES. Reseller and Vendor, or a subsidiary of Vendor, will discuss the terms and conditions by which Reseller can provide to Vendor at Vendor's European web sites currently located at www.McAfee.uk, www.McAfee.fr and www.McAfee.de, and all successor sites, similar services (adjusted, as appropriate, for local language and currency) as Vendor is currently providing to Reseller under this Agreement at Reseller's United States based web site. Upon reaching mutually acceptable terms and conditions for services at Foreign Sites, such terms and conditions shall be outlined in a separate contract."

4.      TERM AND TERMINATION.

(a) Section 6(a) is hereby deleted in its entirety and replaced by the following:

        "TERM. The term of this Agreement as amended by Amendment No.1 hereto on the date hereof will be deemed to have commenced on May 17, 1999, and continue in effect until June 30, 2001, unless earlier terminated as herein provided."

(b) Section 6(b1) is hereby deleted in its entirety and replaced by the following:

        "TERMINATION WITHOUT CAUSE. Vendor shall be entitled to terminate this agreement for any reason or for no reason upon ninety (60) days notice to Reseller. Reseller shall be entitled to terminate this agreement for any reason or for no reason upon ninety (60) days notice to Vendor."

5.      PAYMENTS.

(a) Section 10(b) of Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

        "PAYMENT AND REPORTS. Within five (5) days after the end of each month, Reseller shall provide Vendor with a written report specifying the number of copies of Products that Reseller has shipped during the immediately prior month and the calculation of the Promotional Fee payable pursuant to Section 10(a) above together with payment therefor. The Per Copy License Fee shall be due net fifteen (15) days from invoice by Vendor."



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6.      NO FURTHER AMENDMENT. The Agreement and each provision thereof shall continue in full force and effect unless deleted or amended by this Amendment. In the event of any inconsistency between the Agreement and this Amendment, this Amendment shall control.

7. ENTIRE AGREEMENT. The Agreement as amended by this Amendment sets forth the entire agreement between the parties on the subject matters described herein and therein and supercedes all prior agreements and understandings between the parties.

8. GOVERNING LAW. This Amendment will be governed and interpreted according to the laws of the State of California, without reference to principles of conflicts of laws. Each party hereto expressly consents to the personal jurisdiction of the state and federal courts located in Santa Clara County, California.

9. ATTORNEY'S FEES. In the event of any litigation or arbitration proceeding between the parties in connection with this Amendment the party not prevailing therein shall pay the reasonable attorneys' fees and court costs of the party prevailing therein.

10. SEVERABILITY. If a court of law finds any provision of this Agreement unenforceable, it shall be severed and the remaining provisions of this Agreement shall remain in full force and effect.



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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

BEYOND.COM CORPORATION                       MCAFEE.COM CORPORATION
(Formerly known as Software.net)



By: /s/ Ronald S. Smith                      By:  /s/ Srivats Sampath
   --------------------------------              -------------------------------
Name: Ronald S. Smith                        Name: Srivats Sampath
      -----------------------------                -----------------------------
Title: President & CEO                       Title: President & CEO
       ----------------------------                 ----------------------------
Date:  August 4, 2000                        Date: August 4, 2000
       ----------------------------                -----------------------------



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